CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
Liberty Funds Trust IV

We consent to the use of our report dated December 4, 1998 on the financial statements of the Liberty Oregon Tax-Free Fund (formerly Crabbe Huson Oregon Tax-Free Fund) incorporated by reference herein this registration statement on Form N-14.


/s/ KPMG LLP
Boston, Massachusetts
November 3, 2000